Exhibit 99.1

Equity Residential Reports Second Quarter Results

Same Store Revenues Increase 5.5%; Same Store NOI Increases 7.5%

CHICAGO, IL - July 25, 2012 - Equity Residential (NYSE: EQR) today reported results for the quarter and six months ended June 30, 2012. All per share results are reported on a fully-diluted basis.

“2012 will be another very good year for Equity Residential,” said David J. Neithercut, Equity Residential’s President and CEO. “Apartment fundamentals are extremely positive and, as expected, we should deliver same store revenue growth for the full year of around 5.5%, which will lead to another very strong year of same store net operating income performance in excess of 7%. Longer term, we expect fundamentals to remain favorable and for continued operating performance above historical levels.”

Second Quarter 2012

FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the second quarter of 2012 was $0.64 per share compared to $0.58 per share in the second quarter of 2011.

For the second quarter of 2012, the company reported Normalized FFO of $0.68 per share compared to $0.60 per share in the same period of 2011. The difference is due primarily to:

•
A positive impact of approximately $0.08 per share from total property net operating income (NOI) including $0.07 per share from higher same store NOI and $0.01 per share from higher NOI from properties in lease-up;

•	A positive impact of approximately $0.01 per share from net accretion due to the timing and volume of 2011 and 2012 transaction activity; and

•	A negative impact of approximately $0.01 per share from higher general and administrative expenses.

Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company’s actual operating performance. A reconciliation and definition of Normalized FFO are provided on pages 24 and 26 of this release and the company has included guidance for Normalized FFO on page 25 of this release.

For the second quarter of 2012, the company reported earnings of $0.33 per share compared to $1.85 per share in the second quarter of 2011. The difference is due primarily to higher gains from property sales in the second quarter of 2011 as well as the items discussed above.

Six Months Ended June 30, 2012

FFO for the six months ended June 30, 2012 was $1.24 per share compared to $1.14 per share in the same period of 2011.

For the six months ended June 30, 2012, the company reported Normalized FFO of $1.29 per share compared to $1.16 per share in the same period of 2011.

For the six months ended June 30, 2012, the company reported earnings of $0.80 per share compared to $2.30 per share in the same period of 2011.

Same Store Results

On a same store second quarter to second quarter comparison, which includes 105,604 apartment units, revenues increased 5.5%, expenses increased 2.0% and NOI increased 7.5%.

On a same store six-month to six-month comparison, which includes 103,950 apartment units, revenues increased 5.5%, expenses increased 1.9% and NOI increased 7.5%.

Acquisitions/Dispositions

During the second quarter of 2012, the company acquired two properties with a total of 812 apartment units for an aggregate purchase price of $510.9 million at a weighted average capitalization (cap) rate of 5.0%.

During the quarter, the company sold nine properties, consisting of 1,662 apartment units, for an aggregate sale price of $129.9 million at a weighted average cap rate of 6.7% generating an unlevered internal rate of return (IRR), inclusive of management costs, of 9.0%.

During the first six months of 2012, the company acquired five properties with a total of 1,356 apartment units for an aggregate purchase price of $670.0 million at a weighted average cap rate of 4.8% and two land parcels for $23.7 million.

Also during the first six months of 2012, the company sold 12 properties with a total of 3,184 apartment units for an aggregate sale price of $336.3 million at a weighted average cap rate of 6.4% generating an unlevered IRR, inclusive of management costs, of 11.0%.

Archstone

As previously disclosed, on June 6, 2012, Equity Residential received $150 million in termination fees from Bank of America, Barclays Bank PLC (together, the “Sellers”) and Lehman Brothers Holdings Inc. (“Lehman”) as a result of Lehman’s acquisition of the Sellers’ remaining 26.5% interest in Archstone, a privately-held owner, operator and developer of multifamily apartment properties. The company will recognize $70 million of these fees in interest and other income in the third quarter of 2012 and expects to recognize $80 million of these fees in interest and other income in the fourth quarter of 2012, subject to resolution of certain contingencies more fully described in previous disclosures. These termination fees will not be included in the company’s Normalized FFO.

Financing Activities

The company previously entered into a new senior unsecured $500 million delayed draw term loan facility that provided for a single draw anytime on or before July 4, 2012 and could have been used for any corporate purpose including to finance an Archstone acquisition. The company elected not to draw on this facility and the facility expired undrawn.

As previously disclosed on July 20, 2012, the company called for redemption, on August 20, 2012, all of its outstanding Series N Depositary Shares (with a liquidation value of $150 million) each representing 1/10 of a 6.48% Series N Cumulative Redeemable Preferred Share of Beneficial Interest. As a result of this redemption, the company will record a non-cash charge of approximately $5.1 million, or approximately $0.02 per share, in the third quarter of 2012 for the write-off of the original issuance costs. This charge will reduce earnings per share and FFO but will not impact Normalized FFO.

During the quarter, the company issued 1,081,797 units in its operating limited partnership having a value of approximately $66.6 million in connection with a property acquisition. The company has not issued any common shares under its At-the-Market (ATM) share offering program since the first quarter of 2012.

As of July 24, 2012, the company had cash on hand of approximately $75 million and approximately $1.72 billion available on its revolving credit facility.

Third Quarter 2012 Guidance

The company has established a Normalized FFO guidance range of $0.70 to $0.74 per share for the third quarter of 2012. The difference between the company’s second quarter 2012 Normalized FFO of $0.68 per share and the midpoint of the third quarter guidance range of $0.72 per share is primarily due to:

•	A positive impact of approximately $0.03 per share from total property NOI; and

•	A positive impact of approximately $0.01 per share from lower preferred share distributions as a result of the redemption of the company’s Series N Preferred Shares and lower interest expense.

Full Year 2012 Guidance

The company has revised its guidance for its full year 2012 same store operating performance, transactions and Normalized FFO results as well as other items listed on page 25 of this release. The changes to the full year same store, transactions and Normalized FFO guidance are listed below:

	Previous	Revised
Same store:
Physical occupancy	95.2%	95.2%
Revenue change	5.0% to 6.0%	5.4% to 5.6%
Expense change	1.5% to 2.5%	1.5% to 2.5%
NOI change	6.5% to 8.5%	7.0% to 8.0%

Acquisitions:	$1.25 billion	$1.25 billion
Dispositions:	$1.25 billion	$1.25 billion
Cap Rate Spread:	125 basis points	130 basis points

Normalized FFO per share:	$2.68 to $2.78	$2.73 to $2.78

The difference between the midpoint of the previous Normalized FFO guidance range and the midpoint of the revised guidance range is due primarily to:

•	A positive impact of approximately $0.01 per share from total property NOI;

•	A positive impact of approximately $0.01 per share from lower preferred share distributions as a result of the redemption of the company’s Series N Preferred Shares; and

•	A positive impact of approximately $0.01 per share from lower interest expense.

Third Quarter 2012 Earnings and Conference Call

Equity Residential expects to announce third quarter 2012 results on Wednesday, October 24, 2012 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, October 25, 2012.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 421 properties located in 14 states and the District of Columbia, consisting of 120,355 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Thursday, July 26, at 10:00 a.m. Central. Please visit the Investor section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2012	2011	2012	2011
REVENUES
Rental income	$1,063,162	$939,121	$541,569	$478,419
Fee and asset management	4,276	3,754	2,212	1,948
Total revenues	1,067,438	942,875	543,781	480,367

EXPENSES
Property and maintenance	218,004	202,157	107,024	98,571
Real estate taxes and insurance	118,768	106,610	63,126	54,803
Property management	44,417	43,148	21,008	20,767
Fee and asset management	2,487	1,957	1,180	1,009
Depreciation	346,079	311,891	172,338	154,452
General and administrative	27,082	22,341	13,394	10,908
Total expenses	756,837	688,104	378,070	340,510

Operating income	310,601	254,771	165,711	139,857

Interest and other income	431	1,288	259	277
Other expenses	(16,584)	(6,790)	(9,517)	(4,630)
Interest:
Expense incurred, net	(234,247)	(240,443)	(115,618)	(119,997)
Amortization of deferred financing costs	(7,037)	(7,401)	(4,063)	(4,396)
Income before income and other taxes, net gain on sales
of land parcels and discontinued operations	53,164	1,425	36,772	11,111
Income and other tax (expense) benefit	(405)	(386)	(214)	(202)
Net gain on sales of land parcels	—	4,217	—	4,217
Income from continuing operations	52,759	5,256	36,558	15,126
Discontinued operations, net	207,723	709,563	71,757	566,627
Net income	260,482	714,819	108,315	581,753
Net (income) attributable to Noncontrolling Interests:
Operating Partnership	(11,150)	(31,533)	(4,732)	(25,758)
Partially Owned Properties	(769)	(31)	(319)	(71)
Net income attributable to controlling interests	248,563	683,255	103,264	555,924
Preferred distributions	(6,933)	(6,933)	(3,467)	(3,467)
Net income available to Common Shares	$241,630	$676,322	$99,797	$552,457

Earnings per share – basic:
Income (loss) from continuing operations available to Common
Shares	$0.14	$(0.01)	$0.10	$0.04
Net income available to Common Shares	$0.81	$2.30	$0.33	$1.88
Weighted average Common Shares outstanding	299,499	293,784	300,193	294,663

Earnings per share – diluted:
Income (loss) from continuing operations available to Common
Shares	$0.14	$(0.01)	$0.10	$0.04
Net income available to Common Shares	$0.80	$2.30	$0.33	$1.85
Weighted average Common Shares outstanding	316,457	293,784	317,648	312,199

Distributions declared per Common Share outstanding	$0.6750	$0.6750	$0.3375	$0.3375

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2012	2011	2012	2011
Net income	$260,482	$714,819	$108,315	$581,753
Adjustments:
Net (income) attributable to Noncontrolling Interests –
Partially Owned Properties	(769)	(31)	(319)	(71)
Depreciation	346,079	311,891	172,338	154,452
Depreciation – Non-real estate additions	(2,781)	(2,905)	(1,427)	(1,521)
Depreciation – Partially Owned and Unconsolidated Properties	(1,597)	(1,505)	(797)	(755)
Discontinued operations:
Depreciation	2,027	18,951	660	7,081
Net (gain) on sales of discontinued operations	(204,053)	(682,236)	(71,097)	(558,482)
Net incremental gain on sales of condominium units	49	1,115	—	720
Gain on sale of Equity Corporate Housing (ECH)	350	1,024	350	1,024
FFO (1) (3)	399,787	361,123	208,023	184,201
Adjustments (see page 24 for additional detail):
Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs (other
expenses)	10,894	6,790	8,268	4,626
Debt extinguishment (gains) losses, including prepayment
penalties, preferred share redemptions and non-cash
convertible debt discounts	1,377	8,573	1,418	6,510
(Gains) losses on sales of non-operating assets, net of income and
other tax expense (benefit)	(491)	(5,529)	(487)	(5,153)
Other miscellaneous non-comparable items	2,223	(2,100)	1,249	—
Normalized FFO (2) (3)	$413,790	$368,857	$218,471	$190,184

FFO (1) (3)	$399,787	$361,123	$208,023	$184,201
Preferred distributions	(6,933)	(6,933)	(3,467)	(3,467)
FFO available to Common Shares and Units - basic and diluted (1) (3) (4)	$392,854	$354,190	$204,556	$180,734
FFO per share and Unit - basic	$1.25	$1.15	$0.65	$0.59
FFO per share and Unit - diluted	$1.24	$1.14	$0.64	$0.58

Normalized FFO (2) (3)	$413,790	$368,857	$218,471	$190,184
Preferred distributions	(6,933)	(6,933)	(3,467)	(3,467)
Normalized FFO available to Common Shares and Units - basic and diluted (2) (3) (4)	$406,857	$361,924	$215,004	$186,717
Normalized FFO per share and Unit - basic	$1.30	$1.18	$0.68	$0.61
Normalized FFO per share and Unit - diluted	$1.29	$1.16	$0.68	$0.60

Weighted average Common Shares and Units outstanding - basic	313,133	307,106	314,255	307,954
Weighted average Common Shares and Units outstanding - diluted	316,457	311,380	317,648	312,199

Note: See page 24 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	June 30,	December 31,
	2012	2011
ASSETS
Investment in real estate
Land	$4,565,646	$4,367,816
Depreciable property	15,886,832	15,554,740
Projects under development	198,912	160,190
Land held for development	372,108	325,200
Investment in real estate	21,023,498	20,407,946
Accumulated depreciation	(4,777,887)	(4,539,583)
Investment in real estate, net	16,245,611	15,868,363
Cash and cash equivalents	44,585	383,921
Investments in unconsolidated entities	17,886	12,327
Deposits – restricted	193,892	152,237
Escrow deposits – mortgage	9,139	10,692
Deferred financing costs, net	41,854	44,608
Other assets	161,445	187,155
Total assets	$16,714,412	$16,659,303

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,004,496	$4,111,487
Notes, net	5,354,768	5,609,574
Lines of credit	35,000	-
Accounts payable and accrued expenses	72,647	35,206
Accrued interest payable	82,695	88,121
Other liabilities	430,650	291,289
Security deposits	68,265	65,286
Distributions payable	109,463	179,079
Total liabilities	10,157,984	10,380,042

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	452,203	416,404
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,600,000 shares issued and outstanding as of
June 30, 2012 and December 31, 2011	200,000	200,000
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 300,961,645 shares issued and outstanding as of
June 30, 2012 and 297,508,185 shares issued and outstanding as of December 31, 2011	3,010	2,975
Paid in capital	5,226,088	5,047,186
Retained earnings	654,235	615,572
Accumulated other comprehensive (loss)	(198,075)	(196,718)
Total shareholders’ equity	5,885,258	5,669,015
Noncontrolling Interests:
Operating Partnership	144,521	119,536
Partially Owned Properties	74,446	74,306
Total Noncontrolling Interests	218,967	193,842
Total equity	6,104,225	5,862,857
Total liabilities and equity	$16,714,412	$16,659,303

Equity Residential
Portfolio Summary
As of June 30, 2012

	Markets	Properties	Apartment Units	% of Total Apartment Units	% of Stabilized NOI (1)	Average Rental Rate (2)

1	New York Metro Area	30	8,111	6.7%	13.6%	$ 3,333
2	DC Northern Virginia	26	9,381	7.8%	11.2%	2,116
3	Los Angeles	47	9,716	8.1%	9.6%	1,840
4	South Florida	39	12,990	10.8%	9.4%	1,445
5	Boston	26	5,832	4.8%	8.0%	2,494
6	San Francisco Bay Area	38	8,751	7.3%	7.4%	1,779
7	Seattle/Tacoma	44	9,901	8.2%	7.3%	1,476
8	Denver	24	8,138	6.8%	5.1%	1,189
9	San Diego	14	4,963	4.1%	5.0%	1,843
10	Suburban Maryland	17	5,096	4.2%	4.7%	1,657
11	Phoenix	29	8,431	7.0%	4.0%	952
12	Orlando	23	7,013	5.8%	3.7%	1,073
13	Orange County, CA	11	3,490	2.9%	3.2%	1,630
14	Inland Empire, CA	10	3,081	2.6%	2.4%	1,461
15	Atlanta	14	4,190	3.5%	2.2%	1,116
16	All Other Markets (3)	27	6,332	5.3%	3.2%	1,102

	Total	419	115,416	95.9%	100.0%	1,674

	Military Housing	2	4,939	4.1%	-	-

	Grand Total	421	120,355	100.0%	100.0%	$ 1,674

Note:	Projects under development are not included in the Portfolio Summary until construction has been completed.

(1)
% of Stabilized NOI includes budgeted 2012 NOI for properties that are stabilized and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the month of June 2012.

(3)	All Other Markets - Each individual market is less than 1.5% of stabilized NOI.

Equity Residential

Portfolio as of June 30, 2012

			Properties	Apartment Units
Wholly Owned Properties			398	111,500
Partially Owned Properties - Consolidated			21	3,916
Military Housing			2	4,939

			421	120,355

Portfolio Rollforward Q2 2012
($ in thousands)

		Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate
	3/31/2012	427	121,011
Acquisitions:
Rental Properties - Consolidated		2	812	$510,869	5.0%
Dispositions:
Rental Properties - Consolidated		(9)	(1,662)	$(129,900)	6.7%
Completed Developments		1	168
Configuration Changes		-	26

	6/30/2012	421	120,355

Portfolio Rollforward 2012
($ in thousands)

		Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate
	12/31/2011	427	121,974
Acquisitions:
Rental Properties - Consolidated		5	1,356	$669,969	4.8%
Land Parcels (two)		-	-	$23,740
Dispositions:
Rental Properties - Consolidated		(12)	(3,184)	$(336,250)	6.4%
Completed Developments		1	168
Configuration Changes		-	41

	6/30/2012	421	120,355

Equity Residential

Second Quarter 2012 vs. Second Quarter 2011
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 105,604 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q2 2012	$489,865	$170,209	$319,656	$1,626	95.2%	15.5%
Q2 2011	$464,313	$166,862	$297,451	$1,539	95.4%	15.1%

Change	$25,552	$3,347	$22,205	$87	(0.2%)	0.4%

Change	5.5%	2.0%	7.5%	5.7%

Second Quarter 2012 vs. First Quarter 2012
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 113,243 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q2 2012	$530,496	$185,963	$344,533	$1,643	95.1%	15.4%
Q1 2012	$518,249	$189,874	$328,375	$1,611	94.8%	12.3%

Change	$12,247	$(3,911)	$16,158	$32	0.3%	3.1%

Change	2.4%	(2.1%)	4.9%	2.0%

June YTD 2012 vs. June YTD 2011
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 103,950 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

YTD 2012	$950,505	$338,380	$612,125	$1,605	95.1%	27.9%
YTD 2011	$901,181	$331,925	$569,256	$1,520	95.2%	26.6%

Change	$49,324	$6,455	$42,869	$85	(0.1%)	1.3%

Change	5.5%	1.9%	7.5%	5.6%

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 26 for reconciliations from operating income.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
Second Quarter 2012 vs. Second Quarter 2011
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter

	Markets	Apartment Units	Q2 2012 % of Actual NOI	Q2 2012 Average Rental Rate (1)	Q2 2012 Weighted Average Occupancy %	Revenues	Expenses	NOI	Average Rental Rate (1)	Occupancy

1	New York Metro Area	7,063	12.7%	$3,295	96.3%	5.9%	4.4%	6.9%	6.3%	(0.4%)
2	DC Northern Virginia	7,974	10.4%	2,063	96.0%	4.7%	4.8%	4.7%	4.8%	(0.1%)
3	South Florida	12,743	10.1%	1,423	95.0%	4.8%	1.2%	7.1%	4.1%	0.6%
4	Los Angeles	8,312	9.1%	1,796	94.7%	4.0%	(4.0%)	8.1%	3.8%	0.0%
5	Boston	5,470	8.4%	2,551	95.4%	6.8%	1.6%	9.5%	7.4%	(0.6%)
6	Seattle/Tacoma	9,331	7.5%	1,442	93.9%	4.8%	2.6%	6.1%	5.9%	(0.9%)
7	San Francisco Bay Area	6,194	7.4%	1,962	95.4%	11.3%	4.1%	15.1%	11.9%	(0.5%)
8	Denver	7,970	5.8%	1,176	95.4%	9.2%	2.4%	12.6%	9.2%	0.0%
9	Phoenix	8,431	4.6%	946	94.9%	4.0%	(4.1%)	9.1%	4.3%	(0.4%)
10	San Diego	4,284	4.5%	1,732	95.1%	2.6%	3.1%	2.4%	2.7%	(0.2%)
11	Orlando	7,013	4.1%	1,055	95.0%	4.6%	4.5%	4.7%	4.7%	(0.1%)
12	Orange County, CA	3,490	3.5%	1,632	95.4%	5.9%	4.7%	6.5%	5.9%	(0.1%)
13	Suburban Maryland	4,005	3.4%	1,429	94.6%	2.2%	0.8%	2.9%	3.0%	(0.8%)
14	Inland Empire, CA	3,081	2.7%	1,456	94.7%	2.5%	3.3%	2.1%	2.9%	(0.5%)
15	Atlanta	4,190	2.4%	1,106	96.0%	6.2%	2.2%	9.3%	6.4%	(0.2%)
16	All Other Markets	6,053	3.4%	1,067	95.6%	5.3%	(0.2%)	9.5%	4.9%	0.3%

	Total	105,604	100.0%	$1,626	95.2%	5.5%	2.0%	7.5%	5.7%	(0.2%)

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
Second Quarter 2012 vs. First Quarter 2012
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter

	Markets	Apartment Units	Q2 2012 % of Actual NOI	Q2 2012 Average Rental Rate (1)	Q2 2012 Weighted Average Occupancy %	Revenues	Expenses	NOI	Average Rental Rate (1)	Occupancy

1	New York Metro Area	7,536	12.3%	$3,247	96.3%	2.1%	(5.3%)	7.6%	1.1%	0.9%
2	DC Northern Virginia	9,381	11.6%	2,113	95.9%	3.6%	(4.4%)	7.5%	2.3%	1.2%
3	Los Angeles	9,614	9.8%	1,827	94.7%	1.2%	(2.5%)	3.0%	1.6%	(0.3%)
4	South Florida	12,990	9.6%	1,433	94.9%	1.6%	(0.1%)	2.6%	1.6%	(0.1%)
5	Boston	5,832	8.2%	2,515	95.4%	2.6%	(2.0%)	5.0%	1.6%	0.9%
6	San Francisco Bay Area	8,533	7.9%	1,758	95.2%	3.8%	(3.5%)	8.4%	2.5%	1.1%
7	Seattle/Tacoma	9,582	7.2%	1,441	94.0%	2.2%	(2.1%)	4.8%	2.6%	(0.4%)
8	Denver	7,970	5.4%	1,176	95.4%	3.1%	2.2%	3.5%	3.1%	0.1%
9	San Diego	4,963	4.9%	1,794	94.8%	2.4%	1.6%	2.8%	1.2%	1.1%
10	Phoenix	8,431	4.3%	946	94.9%	1.0%	(2.1%)	2.9%	1.2%	(0.2%)
11	Suburban Maryland	4,584	3.9%	1,520	94.6%	2.1%	(0.6%)	3.4%	1.7%	0.3%
12	Orlando	7,013	3.8%	1,055	95.0%	2.4%	0.1%	4.0%	2.6%	(0.2%)
13	Orange County, CA	3,490	3.3%	1,632	95.4%	2.5%	0.9%	3.2%	2.1%	0.3%
14	Inland Empire, CA	3,081	2.5%	1,456	94.7%	1.1%	(1.6%)	2.4%	0.3%	0.7%
15	Atlanta	4,190	2.2%	1,106	96.0%	3.0%	6.5%	0.6%	2.5%	0.4%
16	All Other Markets	6,053	3.1%	1,067	95.6%	2.9%	(5.2%)	9.6%	1.8%	1.0%

	Total	113,243	100.0%	$1,643	95.1%	2.4%	(2.1%)	4.9%	2.0%	0.3%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
June YTD 2012 vs. June YTD 2011
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year

	Markets	Apartment Units	June YTD 12 % of Actual NOI	June YTD 12 Average Rental Rate (1)	June YTD 12 Weighted Average Occupancy %	Revenues	Expenses	NOI	Average Rental Rate (1)	Occupancy

1	New York Metro Area	7,063	12.8%	$ 3,278	95.8%	6.5%	3.5%	8.7%	6.5%	(0.1%)
2	DC Northern Virginia	7,974	10.5%	2,043	95.3%	4.7%	4.8%	4.7%	5.1%	(0.4%)
3	South Florida	12,114	9.7%	1,385	95.1%	4.3%	3.1%	4.9%	3.7%	0.4%
4	Los Angeles	7,832	8.7%	1,774	94.8%	4.0%	(2.5%)	7.5%	3.7%	0.2%
5	Boston	5,175	8.2%	2,532	95.2%	6.7%	(1.2%)	11.1%	7.0%	(0.3%)
6	San Francisco Bay Area	6,194	7.5%	1,936	95.3%	11.2%	3.9%	15.1%	11.6%	(0.4%)
7	Seattle/Tacoma	9,081	7.4%	1,418	94.1%	5.3%	3.4%	6.5%	5.4%	(0.2%)
8	Denver	7,970	6.0%	1,159	95.3%	9.3%	2.8%	12.4%	9.1%	0.1%
9	Phoenix	8,431	4.7%	941	95.0%	4.3%	(3.5%)	9.3%	4.7%	(0.4%)
10	San Diego	4,284	4.6%	1,727	94.6%	2.3%	1.3%	2.8%	2.7%	(0.4%)
11	Orlando	7,013	4.1%	1,042	95.1%	3.9%	3.5%	4.2%	3.9%	0.0%
12	Orange County, CA	3,490	3.6%	1,615	95.3%	5.1%	4.5%	5.5%	5.2%	(0.1%)
13	Suburban Maryland	4,005	3.5%	1,416	94.4%	2.4%	(0.3%)	3.7%	2.8%	(0.5%)
14	Inland Empire, CA	3,081	2.8%	1,454	94.4%	2.5%	2.7%	2.4%	3.2%	(0.6%)
15	Atlanta	4,190	2.5%	1,093	95.8%	5.8%	1.5%	9.1%	6.1%	(0.2%)
16	All Other Markets	6,053	3.4%	1,058	95.1%	4.7%	0.4%	8.2%	4.6%	0.0%

	Total	103,950	100.0%	$ 1,605	95.1%	5.5%	1.9%	7.5%	5.6%	(0.1%)

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential

Second Quarter 2012 vs. Second Quarter 2011
Same Store Operating Expenses
$ in thousands - 105,604 Same Store Apartment Units

		Actual Q2 2012	Actual Q2 2011	$ Change	% Change	% of Actual Q2 2012 Operating Expenses

	Real estate taxes	$51,110	$48,219	$2,891	6.0%	30.0%
	On-site payroll (1)	38,804	38,371	433	1.1%	22.8%
	Utilities (2)	25,049	24,761	288	1.2%	14.7%
	Repairs and maintenance (3)	24,081	23,975	106	0.4%	14.2%
	Property management costs (4)	18,370	18,573	(203)	(1.1%)	10.8%
	Insurance	5,528	5,137	391	7.6%	3.2%
	Leasing and advertising	2,877	3,092	(215)	(7.0%)	1.7%
	Other on-site operating expenses (5)	4,390	4,734	(344)	(7.3%)	2.6%

	Same store operating expenses	$170,209	$166,862	$3,347	2.0%	100.0%

June YTD 2012 vs. June YTD 2011
Same Store Operating Expenses
$ in thousands - 103,950 Same Store Apartment Units

		Actual YTD 2012	Actual YTD 2011	$ Change	% Change	% of Actual YTD 2012 Operating Expenses

	Real estate taxes	$100,173	$94,906	$5,267	5.5%	29.6%
	On-site payroll (1)	77,526	76,323	1,203	1.6%	22.9%
	Utilities (2)	51,263	52,307	(1,044)	(2.0%)	15.2%
	Repairs and maintenance (3)	46,468	45,902	566	1.2%	13.7%
	Property management costs (4)	36,119	36,047	72	0.2%	10.7%
	Insurance	10,768	10,062	706	7.0%	3.2%
	Leasing and advertising	5,492	6,307	(815)	(12.9%)	1.6%
	Other on-site operating expenses (5)	10,571	10,071	500	5.0%	3.1%

	Same store operating expenses	$338,380	$331,925	$6,455	1.9%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of June 30, 2012
(Amounts in thousands)

		Amount (1)		% of Total	Weighted Average Rates (1)	Weighted Average Maturities (years)

Secured		$4,004,496		42.6%	4.94%	7.4
Unsecured		5,389,768		57.4%	5.11%	4.9

Total		$9,394,264		100.0%	5.03%	5.9

Fixed Rate Debt:
Secured - Conventional		$3,590,277		38.2%	5.51%	6.5
Unsecured - Public/Private		4,550,459		48.4%	5.70%	5.7

Fixed Rate Debt		8,140,736		86.6%	5.62%	6.0

Floating Rate Debt:
Secured - Conventional		63,714		0.7%	3.33%	1.0
Secured - Tax Exempt		350,505		3.7%	0.23%	18.1
Unsecured - Public/Private		804,309		8.6%	1.67%	0.4
Unsecured - Revolving Credit Facility		35,000		0.4%	1.35%	2.0

Floating Rate Debt		1,253,528		13.4%	1.29%	5.1

Total		$9,394,264		100.0%	5.03%	5.9

(1) Net of the effect of any derivative instruments. Weighted average rates are for the six months ended June 30, 2012.

Note: The Company capitalized interest of approximately $10.1 million and $3.7 million during the six months ended June 30, 2012 and 2011, respectively. The Company capitalized interest of approximately $5.1 million and $2.0 million during the quarters ended June 30, 2012 and 2011, respectively.

Debt Maturity Schedule as of June 30, 2012
(Amounts in thousands)

Year	Fixed Rate (1)	Floating Rate (1)		Total	% of Total	Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

2012	$276,867	$533,198	(2)	$810,065	8.6%	5.52%	2.50%
2013	267,283	304,819		572,102	6.1%	6.69%	4.85%
2014	563,844	57,021	(3)	620,865	6.6%	5.31%	5.02%
2015	417,330	-		417,330	4.4%	6.30%	6.30%
2016	1,190,036	-		1,190,036	12.7%	5.34%	5.34%
2017	1,445,589	456		1,446,045	15.4%	5.95%	5.95%
2018	80,887	724		81,611	0.9%	5.71%	5.71%
2019	802,044	20,766		822,810	8.8%	5.49%	5.36%
2020	1,671,868	809		1,672,677	17.8%	5.50%	5.50%
2021	1,165,475	856		1,166,331	12.4%	4.64%	4.64%
2022+	233,861	338,604		572,465	6.1%	6.75%	3.33%
Premium/(Discount)	25,652	(3,725)		21,927	0.2%	N/A	N/A

Total	$8,140,736	$1,253,528		$9,394,264	100.0%	5.54%	5.00%

(1) Net of the effect of any derivative instruments. Weighted average rates are as of June 30, 2012.

(2) Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012.

(3) Includes $35.0 million outstanding on the Company's unsecured revolving credit facility. As of June 30, 2012, there was approximately $1.68 billion available on this facility.

Equity Residential
Unsecured Debt Summary as of June 30, 2012
(Amounts in thousands)

	Coupon Rate	Due Date		Face Amount	Unamortized Premium/ (Discount)	Net Balance

Fixed Rate Notes:
	5.500%	10/01/12		$222,133	$(55)	$222,078
	5.200%	04/01/13	(1)	400,000	(89)	399,911
Fair Value Derivative Adjustments			(1)	(300,000)	-	(300,000)
	5.250%	09/15/14		500,000	(136)	499,864
	6.584%	04/13/15		300,000	(303)	299,697
	5.125%	03/15/16		500,000	(197)	499,803
	5.375%	08/01/16		400,000	(758)	399,242
	5.750%	06/15/17		650,000	(2,543)	647,457
	7.125%	10/15/17		150,000	(343)	149,657
	4.750%	07/15/20		600,000	(3,662)	596,338
	4.625%	12/15/21		1,000,000	(3,588)	996,412
	7.570%	08/15/26		140,000	-	140,000

				4,562,133	(11,674)	4,550,459

Floating Rate Notes:
		04/01/13	(1)	300,000	-	300,000
Fair Value Derivative Adjustments			(1)	4,309	-	4,309
Term Loan Facility	LIBOR+0.50%	10/05/12	(2)(3)	500,000	-	500,000

				804,309	-	804,309

Revolving Credit Facility:	LIBOR+1.15%	07/13/14	(2)(4)	35,000	-	35,000

Total Unsecured Debt				$5,401,442	$(11,674)	$5,389,768

(1)	Fair value interest rate swaps convert $300.0 million of the 5.200% notes due April 1, 2013 to a floating interest rate.

(2)	Facilities are private. All other unsecured debt is public.

(3)	Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012.

(4)	As of June 30, 2012, there was approximately $1.68 billion available on the Company's unsecured revolving credit facility.

Equity Residential

Selected Unsecured Public Debt Covenants

	June 30,	March 31,
	2012	2012

Total Debt to Adjusted Total Assets (not to exceed 60%)	43.8%	44.6%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	18.7%	19.2%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.85	2.76

Total Unsecured Assets to Unsecured Debt	280.0%	273.5%
(must be at least 150%)

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Equity Residential

Capital Structure as of June 30, 2012
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt					$4,004,496	42.6%
Unsecured Debt					5,389,768	57.4%

Total Debt					9,394,264	100.0%	32.1%

Common Shares (includes Restricted Shares)			300,961,645	95.4%
Units (includes OP Units and LTIP Units)			14,508,752	4.6%

Total Shares and Units			315,470,397	100.0%
Common Share Price at June 30, 2012			$62.36
					19,672,734	99.0%
Perpetual Preferred Equity (see below)					200,000	1.0%

Total Equity					19,872,734	100.0%	67.9%

Total Market Capitalization					$29,266,998		100.0%

Perpetual Preferred Equity as of June 30, 2012
(Amounts in thousands except for share and per share amounts)

Series	Redemption Date	Outstanding Shares	Liquidation Value	Annual Dividend Per Share	Annual Dividend Amount	Weighted Average Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145
6.48% Series N(1)	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$200,000		$13,865	6.93%

(1) The Series N Preferred Shares have been called for redemption effective August 20, 2012.

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q212	YTD Q211	Q212	Q211

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	299,499,337	293,783,729	300,193,311	294,662,571
Shares issuable from assumed conversion/vesting of (1):
- OP Units	13,633,531	-	14,061,763	13,291,204
- long-term compensation shares/units	3,324,096	-	3,392,527	4,245,599

Total Common Shares and Units - diluted (1)	316,456,964	293,783,729	317,647,601	312,199,374

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	299,499,337	293,783,729	300,193,311	294,662,571
OP Units - basic	13,633,531	13,322,096	14,061,763	13,291,204

Total Common Shares and OP Units - basic	313,132,868	307,105,825	314,255,074	307,953,775
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	3,324,096	4,274,215	3,392,527	4,245,599

Total Common Shares and Units - diluted	316,456,964	311,380,040	317,647,601	312,199,374

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	300,961,645	296,280,085
Units (includes OP Units and LTIP Units)	14,508,752	13,488,276

Total Shares and Units	315,470,397	309,768,361

(1)
Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations for the six months ended June 30, 2011.

Equity Residential
Partially Owned Entities as of June 30, 2012
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated				Unconsolidated
	Development Projects

	Held for and/or Under Development	Completed and Stabilized	Other	Total	Institutional Joint Ventures (4)

Total projects (1)	-	2	19	21	-

Total apartment units (1)	-	441	3,475	3,916	-

Operating information for the six months ended 6/30/12 (at 100%):
Operating revenue	$-	$4,733	$30,467	$35,200	$-
Operating expenses	75	1,358	9,711	11,144	-

Net operating (loss) income	(75)	3,375	20,756	24,056	-
Depreciation	-	2,085	7,683	9,768	-
General and administrative/other	42	3	30	75	-

Operating (loss) income	(117)	1,287	13,043	14,213	-
Interest and other income	1	2	-	3	-
Other expenses	(126)	-	-	(126)	-
Interest:
Expense incurred, net	-	(671)	(4,694)	(5,365)	-
Amortization of deferred financing costs	-	(135)	(89)	(224)	-

(Loss) income before income and other taxes	(242)	483	8,260	8,501	-
Income and other tax (expense) benefit	(25)	-	(21)	(46)	-

Net (loss) income	$(267)	$483	$8,239	$8,455	$-

Debt - Secured (2):
EQR Ownership (3)	$-	$32,950	$159,068	$192,018	$2,594
Noncontrolling Ownership	-	-	41,269	41,269	10,374

Total (at 100%)	$-	$32,950	$200,337	$233,287	$12,968

(1)	Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2)	All debt is non-recourse to the Company.

(3)	Represents the Company's current economic ownership interest.

(4)
These development projects (Nexus Sawgrass and Domain) are owned 20% by the Company and 80% by an institutional partner in two separate unconsolidated joint ventures. Construction will be predominantly funded with two separate long-term, non-recourse secured loans from the partner. The Company is responsible for constructing the projects and has given certain construction cost overrun guarantees. See page 21 for further discussion.

	Equity Residential
	Development and Lease-Up Projects as of June 30, 2012
	(Amounts in thousands except for project and apartment unit amounts)

	Projects	Location	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

	Consolidated

	Projects Under Development - Wholly Owned:
	2201 Pershing Drive	Arlington, VA	188	$64,242	$45,126	$45,126	$-	83%	25%	-	Q3 2012	Q3 2013
	Jia (formerly Chinatown Gateway)	Los Angeles, CA	280	92,920	42,562	42,562	-	25%	-	-	Q3 2013	Q2 2015
	Westgate Block 2	Pasadena, CA	252	125,293	49,983	49,983	-	9%	-	-	Q1 2014	Q1 2015
	The Madison	Alexandria, VA	360	115,072	35,416	35,416	-	9%	-	-	Q1 2014	Q2 2015
	Market Street Landing	Seattle, WA	287	90,024	25,825	25,825	-	17%	-	-	Q1 2014	Q3 2015
	Projects Under Development - Wholly Owned		1,367	487,551	198,912	198,912	-

	Projects Under Development		1,367	487,551	198,912	198,912	-

	Completed Not Stabilized - Wholly Owned (2):
	88 Hillside (3)	Daly City, CA	95	39,374	39,374	-	-		98%	98%	Completed	Q3 2012
	Ten23 (formerly 500 West 23rd Street) (4)	New York, NY	111	55,555	54,843	-	-		83%	77%	Completed	Q4 2012
	The Savoy at Dayton Station III (formerly Savoy III)	Aurora, CO	168	23,856	21,070	-	-		56%	52%	Completed	Q1 2013
	Projects Completed Not Stabilized - Wholly Owned		374	118,785	115,287	-	-

	Projects Completed Not Stabilized		374	118,785	115,287	-	-

	Total Consolidated Projects		1,741	$606,336	$314,199	$198,912	$-

	Land Held for Development (5)		N/A	N/A	$372,108	$372,108	$-

	Unconsolidated

	Projects Under Development - Unconsolidated:
	Nexus Sawgrass (formerly Sunrise Village) (6)	Sunrise, FL	501	$78,212	$38,376	$38,376	$7,851	42%	1%	-	Q3 2013	Q3 2014
	Domain (6)	San Jose, CA	444	154,570	65,340	65,340	5,117	35%	-	-	Q4 2013	Q4 2015

	Projects Under Development - Unconsolidated		945	232,782	103,716	103,716	12,968

	Projects Under Development		945	232,782	103,716	103,716	12,968

	Total Unconsolidated Projects		945	$232,782	$103,716	$103,716	$12,968

	NOI CONTRIBUTION FROM CONSOLIDATED DEVELOPMENT PROJECTS							Total Capital Cost (1)	Q2 2012 NOI
	Projects Under Development							$487,551	$(34)
	Completed Not Stabilized							118,785	278
	Total Consolidated Development NOI Contribution							$606,336	$244

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)	Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

(3)	The Company acquired this project prior to stabilization and is completing lease-up activities.

(4)	Ten23 - The land under this development is subject to a long term ground lease.

(5)	Includes $59.7 million funded by Toll Brothers (NYSE: TOL) for their allocated share of a vacant land parcel at 400 Park Avenue South in New York City.

(6)
These development projects are owned 20% by the Company and 80% by an institutional partner in two separate unconsolidated joint ventures. Total project costs are approximately $232.8 million and construction will be predominantly funded with two separate long-term, non-recourse secured loans from the partner. The Company is responsible for constructing the projects and has given certain construction cost overrun guarantees but currently has no further funding obligations.

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Six Months Ended June 30, 2012
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate						Total Expenditures
	Total Apartment Units (1)	Expense (2)	Avg. Per Apartment Unit	Payroll (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Replacements (4)	Avg. Per Apartment Unit	Building Improvements (5)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Grand Total	Avg. Per Apartment Unit

Same Store Properties (6)	103,950	$46,468	$447	$39,052	$376	$85,520	$823	$32,501	$313	$23,856	$229	$56,357	$542(9)	$141,877	$1,365

Non-Same Store Properties (7)	11,466	6,150	588	3,428	328	9,578	916	2,940	281	8,636	825	11,576	1,106	21,154	2,022

Other (8)	-	562		1,320		1,882		288		98		386		2,268

Total	115,416	$53,180		$43,800		$96,980		$35,729		$32,590		$68,319		$165,299

(1)
Total Apartment Units - Excludes 4,939 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)	Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $15.9 million spent during the six months ended June 30, 2012 on apartment unit renovations/rehabs (primarily kitchens and baths) on 2,254 apartment units (equating to about $7,100 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2012, the Company expects to spend approximately $39.2 million rehabbing 4,700 apartment units (equating to about $8,300 per apartment unit rehabbed).

(5)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2011, less properties subsequently sold.

(7)
Non-Same Store Properties - Primarily includes all properties acquired during 2011 and 2012, plus any properties in lease-up and not stabilized as of January 1, 2011. Per apartment unit amounts are based on a weighted average of 10,463 apartment units.

(8)	Other - Primarily includes expenditures for properties sold during the period.

(9)
For 2012, the Company estimates that it will spend approximately $1,225 per apartment unit of capital expenditures for its same store properties inclusive of apartment unit renovation/rehab costs, or $850 per apartment unit excluding apartment unit renovation/rehab costs.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Six Months Ended		Quarter Ended
	June 30,		June 30,
	2012	2011	2012	2011
REVENUES
Rental income	$10,131	$105,762	$3,198	$41,757
Total revenues	10,131	105,762	3,198	41,757

EXPENSES (1)
Property and maintenance	3,197	49,951	1,376	22,471
Real estate taxes and insurance	920	7,581	325	2,887
Depreciation	2,027	19,039	660	7,115
General and administrative	40	47	36	36
Total expenses	6,184	76,618	2,397	32,509

Discontinued operating income	3,947	29,144	801	9,248

Interest and other income	43	101	18	96
Other expenses	-	-	-	4
Interest (2):
Expense incurred, net	(369)	(1,209)	(288)	(605)
Amortization of deferred financing costs	-	(647)	-	(578)
Income and other tax (expense) benefit	49	(62)	129	(20)

Discontinued operations	3,670	27,327	660	8,145
Net gain on sales of discontinued operations	204,053	682,236	71,097	558,482

Discontinued operations, net	$207,723	$709,563	$71,757	$566,627

(1) Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations

			Normalized
			FFO Reconciliations
			Guidance Q2 2012
			to Actual Q2 2012
			Amounts	Per Share

Guidance Q2 2012 Normalized FFO - Diluted (2) (3)			$213,056	$0.670
Property NOI			2,719	0.009
Other			(771)	(0.002)

Actual Q2 2012 Normalized FFO - Diluted (2) (3)			$215,004	$0.677

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)

	Six Months Ended June 30,			Quarter Ended June 30,
	2012	2011	Variance	2012	2011	Variance

Impairment	$-	$-	$-	$-	$-	$-
Asset impairment and valuation allowances	-	-	-	-	-	-

Property acquisition costs (other expenses) (A)	7,329	3,752	3,577	5,737	3,271	2,466
Write-off of pursuit costs (other expenses)	3,565	3,038	527	2,531	1,355	1,176
Property acquisition costs and write-off of pursuit costs (other expenses)	10,894	6,790	4,104	8,268	4,626	3,642

Prepayment premiums/penalties (interest expense)	272	-	272	272	-	272
Write-off of unamortized deferred financing costs (interest expense)	1,147	2,114	(967)	1,146	1,996	(850)
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	(42)	-	(42)	-	-	-
Non-cash convertible debt discount (interest expense)	-	3,890	(3,890)	-	1,945	(1,945)
Unrealized loss due to ineffectiveness of forward starting swaps (interest expense)	-	2,569	(2,569)	-	2,569	(2,569)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions
and non-cash convertible debt discounts	1,377	8,573	(7,196)	1,418	6,510	(5,092)

Net (gain) loss on sales of land parcels	-	(4,217)	4,217	-	(4,217)	4,217
Net incremental (gain) on sales of condominium units	(49)	(1,115)	1,066	-	(720)	720
Income and other tax expense (benefit) - Condo sales	(92)	26	(118)	(137)	7	(144)
(Gain) on sale of Equity Corporate Housing (ECH), net of severance	(350)	(223)	(127)	(350)	(223)	(127)
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(491)	(5,529)	5,038	(487)	(5,153)	4,666

Insurance/litigation settlement expense (other expenses)	4,714	-	4,714	528	-	528
Prospect Towers garage insurance proceeds (real estate taxes and insurance)	(3,467)	(1,600)	(1,867)	-	-	-
Forfeited deposits (interest and other income)	-	(500)	500	-	-	-
Other (other expenses)	976	-	976	721	-	721
Other miscellaneous non-comparable items	2,223	(2,100)	4,323	1,249	-	1,249

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$14,003	$7,734	$6,269	$10,448	$5,983	$4,465

(A) For the six months and quarter ended June 30, 2012, includes $1.8 million and $0.7 million, respectively, of transaction costs related to the potential Archstone transaction.

Note: See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis.

2012 Normalized FFO Guidance (per share diluted)

	Q3 2012	2012

Expected Normalized FFO (2) (3)	$0.70 to $0.74	$2.73 to $2.78

2012 Same Store Assumptions

Physical occupancy		95.2%
Revenue change		5.4% to 5.6%
Expense change		1.5% to 2.5%
NOI change		7.0% to 8.0%

(Note: 30 basis point change in NOI percentage = $0.01 per share change in EPS/FFO/Normalized FFO)

2012 Transaction Assumptions

Consolidated rental acquisitions		$1.25 billion
Consolidated rental dispositions		$1.25 billion
Capitalization rate spread		130 basis points

2012 Debt Assumptions (see Note)

Weighted average debt outstanding		$9.4 billion to $9.5 billion
Weighted average interest rate (reduced for capitalized interest)		4.88%
Interest expense		$458.0 million to $463.0 million

2012 Other Guidance Assumptions (see Note)

General and administrative expense		$47.0 million to $48.0 million
Interest and other income		$0.5 million to $1.0 million
Income and other tax expense		$0.5 million to $1.5 million
Equity ATM share offerings		No additional amounts budgeted
Weighted average Common Shares and Units - Diluted		318.1 million

(Note: Guidance assumes no preferred share or debt offerings during 2012)

Note: All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties, property acquisition costs, the write-off of pursuit costs and the $150.0 million in Archstone-related termination fees that the Company received in the second quarter of 2012, are not included in the estimates provided on this page. See page 28 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 6, 24 and 25

				Expected	Expected
		Expected Q2 2012		Q3 2012	2012
		Amounts	Per Share	Per Share	Per Share

	Expected Earnings - Diluted (5)	$74,260	$0.234	$0.80 to $0.84	$2.93 to $2.98
	Add: Expected depreciation expense	180,519	0.568	0.56	2.25
	Less: Expected net gain on sales (5)	(50,323)	(0.159)	(0.49)	(2.08)

	Expected FFO - Diluted (1) (3)	204,456	0.643	0.87 to 0.91	3.10 to 3.15

	Asset impairment and valuation allowances	-	-	-	-
	Property acquisition costs and write-off of pursuit costs (other expenses)	6,963	0.022	0.03	0.08
	Debt extinguishment (gains) losses, including prepayment penalties,
	preferred share redemptions and non-cash convertible debt discounts	1,404	0.004	0.02	0.02
	(Gains) losses on sales of non-operating assets, net of income and other tax
	expense (benefit)	(347)	(0.001)	-	(0.01)
	Other miscellaneous non-comparable items	580	0.002	(0.22)	(0.46)

	Expected Normalized FFO - Diluted (2) (3)	$213,056	$0.670	$0.70 to $0.74	$2.73 to $2.78

Definitions and Footnotes for Pages 6, 24 and 25

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
	• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
	• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs (other expenses);
	• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
	• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
	• other miscellaneous non-comparable items.

(3)
The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results. FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)
FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

(5)
Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 10

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the June YTD 2012 and the Second Quarter 2012 Same Store Properties:

		Six Months Ended June 30,		Quarter Ended June 30,
		2012	2011	2012	2011

Operating income		$310,601	$254,771	$165,711	$139,857
Adjustments:
	Non-same store operating results	(69,848)	(17,950)	(30,755)	(6,827)
	Fee and asset management revenue	(4,276)	(3,754)	(2,212)	(1,948)
	Fee and asset management expense	2,487	1,957	1,180	1,009
	Depreciation	346,079	311,891	172,338	154,452
	General and administrative	27,082	22,341	13,394	10,908

Same store NOI		$612,125	$569,256	$319,656	$297,451

CONTACT:
Equity Residential
Marty McKenna, (312) 928-1901